UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. 7)

Filed by the Registrant ☐

Filed by a Party other than the Registrant  ☑

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

WESTIN HOTELS LIMITED PARTNERSHIP

(Name of Registrant as Specified In Its Charter)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

WHLP ACQUISITION LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: Units of Limited Partnership Interest

(2)	Aggregate number of securities to which transaction applies: 135,600

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $735

(4)	Proposed maximum aggregate value of transaction: $99,666,000*

(5)	Total fee paid: $8,062.98**

☑	Fee previously paid.

*	Estimated for purposes of calculating the amount of filing fee only. Transaction value was derived by multiplying 135,600 (the number of units of limited partnership interest of registrant outstanding as of January 15, 2004 according to the Schedule 14D-9 filed by the registrant with the Securities and Exchange Commission on January 20, 2004) by $735 (the purchase price per unit offered to be purchased).

**	Previously paid. The amount of the filing fee, calculated in accordance with Rule 0-11 of the Securities and Exchange Act of 1934, as amended, and Fee Advisory #11 for Fiscal Year 2003 issued by the Securities and Exchange Commission on February 21, 2003, equals 0.008090% of the transaction valuation.

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: $8,062.98

(2)	Form, Schedule or Registration Statement No.: Schedule TO-T

(3) Filing Parties:	Starwood Hotels & Resorts Worldwide, Inc. WHLP Acquisition LLC

(4)	Date Filed: November 4, 2003

FOR IMMEDIATE RELEASE

Starwood Extends Offer for the Westin Michigan Avenue Hotel

— At Purchase Price of $735 per Unit —

Until February 20, 2004

WHITE PLAINS, N.Y. – (BUSINESS WIRE) – February 9, 2004 – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) announced today that it has extended the period of time during which its offer to purchase all the limited partnership units of Westin Hotels Limited Partnership, the owner of the Michigan Avenue Hotel, and related consent solicitation will remain open until 5:00 p.m., Eastern time, on February 20, 2004, unless further extended (“Expiration Date”). Starwood stated that it is extending the offer and consent period because many unitholders have only recently received the supplement, dated January 30, 2004, describing the terms and conditions of Starwood’s increased offer of $735 per unit. Starwood said that many unitholders have indicated that they intend to tender their units to Starwood and consent to Starwood’s proposals but need additional time to complete the necessary documentation and send it to Starwood.

Starwood has offered to purchase all the units for a purchase price of $735 per unit in cash, less the amount of any cash distributions made or declared with respect to the units on or after January 1, 2004, in accordance with the terms of the Offer to Purchase and Solicitation Statement dated November 4, 2003, as amended and supplemented by the Supplement dated January 30, 2004. The related consent solicitation, as more fully described in those documents, would amend the partnership agreement to facilitate and expedite the transfer of units in Starwood’s offer and Starwood’s ability to promptly effect a back-end merger.

Starwood strongly believes its offer and consent solicitation represent a compelling opportunity for unitholders and its offer is superior to the pending offer by Kalmia Investors, LLC for a number of reasons, including:

•	Starwood is offering $10 more per unit than Kalmia;

•	Starwood will pay unitholders for units it accepts for payment promptly after the expiration of its offer (subject to the possible pro rata reduction of units that Starwood can purchase in the offer), except in limited circumstances described in Starwood’s press release dated February 4, 2004, and then only as to a limited number of units (not to

February 9, 2004

exceed 10%). In contrast, Kalmia has stated that it expects to delay payment for all units accepted in its offer until at least March 31, 2004; and

•	If certain events occur in Starwood’s offer and consent solicitation, Starwood intends to effect a back-end merger and to cash out all non-tendering unitholders at the $735 per unit offer price. Because Kalmia is not seeking consents to amend the partnership agreement and is not committing to effect a back-end merger, Starwood believes, for the reasons set forth in the Supplement to its Offer to Purchase and Solicitation Statement, that Kalmia cannot acquire more than approximately 38% of the units in its offer.

Unitholders who wish to receive the $735 per unit offer price must complete the Agreement of Assignment and Transfer previously sent to unitholders and deliver it to the Depositary, American Stock Transfer & Trust Company, by facsimile (718-234-5001) or by mail, hand or other delivery (59 Maiden Lane, New York, NY 10038) on or before the Expiration Date. For the Agreement of Assignment and Transfer, both a medallion signature guarantee and the original document are necessary. However, a tender by facsimile will be accepted if the original is subsequently mailed to the Depositary.

Limited partners who wish to consent to any or all of the proposals in the consent solicitation must deliver their Consent Form to the Depositary at the address listed above on or before the Expiration Date. The limited partner’s signature is all that is needed; no medallion signature guarantee is necessary on the Consent Form.

Unitholders who have tendered their units to Kalmia and who wish to take advantage of Starwood’s $735 per unit offer can easily do so before the expiration of Kalmia’s offer, which is currently scheduled for 5:00 p.m., Eastern time, today, February 9, 2004. To withdraw from the Kalmia offer, unitholders should simply follow the instructions in Kalmia’s offer documents, use the withdrawal form that Starwood previously mailed to unitholders for this purpose or contact Starwood’s information agent, D.F. King & Co., Inc., Toll-Free at (888) 605-1957.

Unitholders who have any questions about Starwood’s offer and/or consent solicitation, need help or would like additional copies of the Offer to Purchase and Solicitation Statement, the Supplement, the Agreement of Assignment and Transfer, the Consent Form or the other documents disseminated to unitholders should contact Starwood’s Information Agent at the number above.

Based on a preliminary count, as of 5:00 p.m., Eastern time, on February 6, 2004, a total of approximately 27,582 units (representing approximately 20.34% of the 135,600 outstanding units) had been validly tendered and not withdrawn.

February 9, 2004

STARWOOD STRONGLY ADVISES ALL PARTNERSHIP UNITHOLDERS TO READ THE OFFER TO PURCHASE AND SOLICITATION STATEMENT, THE SUPPLEMENT TO THE OFFER TO PURCHASE AND SOLICITATION STATEMENT, THE AGREEMENT OF ASSIGNMENT AND TRANSFER AND THE CONSENT FORM THAT STARWOOD MAILED TO ALL UNITHOLDERS AND FILED WITH THE SEC, AS WELL AS ALL AMENDMENTS TO ITS SCHEDULE TO AND SCHEDULE 14A THAT HAVE BEEN FILED WITH THE SEC.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE ANY UNITS, THE SOLICITATION OF AN OFFER TO SELL ANY UNITS, THE SOLICITATION OF THE CONSENT OF ANY LIMITED PARTNER OR A RECOMMENDATION TO ANY UNITHOLDER TO TAKE ANY ACTION WITH RESPECT TO ANY OFFER. THE SOLICITATION AND OFFER TO BUY UNITS OF THE PARTNERSHIP AND THE SOLICITATION OF UNITHOLDER CONSENTS ARE BEING MADE PURSUANT TO THE OFFER TO PURCHASE AND SOLICITATION STATEMENT, THE SUPPLEMENT TO THE OFFER TO PURCHASE AND SOLICITATION STATEMENT, THE AGREEMENT OF ASSIGNMENT AND TRANSFER, THE CONSENT FORM AND RELATED MATERIALS THAT STARWOOD HAS SENT TO UNITHOLDERS AND FILED WITH THE SEC. STARWOOD STRONGLY ADVISES ALL UNITHOLDERS TO READ THE OFFER TO PURCHASE AND SOLICITATION STATEMENT AND THE SUPPLEMENT TO THE OFFER TO PURCHASE AND SOLICITATION STATEMENT CAREFULLY BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION, INCLUDING RISK FACTORS AND THE TERMS AND CONDITIONS OF THE OFFER AND THE CONSENT SOLICITATION. UNITHOLDERS MAY OBTAIN COPIES OF THE WITHDRAWAL FORM FROM THE KALMIA OFFER THAT STARWOOD HAS PREPARED, OFFER TO PURCHASE AND SOLICITATION STATEMENT AND THE SUPPLEMENT TO THE OFFER TO PURCHASE AND SOLICITATION STATEMENT AND RELATED MATERIALS FOR FREE FROM THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM THE INFORMATION AGENT, D.F. KING & CO., AT (888) 605-1957 (TOLL-FREE). INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN THE OFFER TO PURCHASE AND SOLICITATION STATEMENT.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 740 properties in more than 80 countries and 105,000 employees at its owned and managed properties. With internationally renowned brands, Starwood is a fully integrated owner, operator and franchiser of hotels and resorts, including: St. Regis®, The Luxury Collection®, Sheraton®, Westin®, Four Points® by Sheraton, W® brands, as well as Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwood.com.

(Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance or

February 9, 2004

actions and involve risks and uncertainties and other factors that may cause actual results or actions to differ materially from those anticipated at the time the forward-looking statements are made. Starwood undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.)

CONTACT:	Starwood Hotels & Resorts Allison Reid, 914-640-8514

SOURCE:	Starwood Hotels & Resorts Worldwide, Inc.